UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2025

TRISALUS LIFE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39813	85-3009869
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6272 W. 91st Ave., Westminster, Colorado	80031
(Address of principal executive offices)	(Zip Code)

(888) 321-5212

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TLSI	Nasdaq Global Market
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	TLSIW	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2025, the Board of Directors (the “Board”) of TriSalus Life Sciences, Inc. (the “Company”) approved, effective January 6, 2025, a leadership transition, promoting James Young to Chief Financial Officer, Secretary, Treasurer and principal financial and accounting officer of the Company, and appointing Sean Murphy to Chief Manufacturing, Strategy and Business Development Officer. Prior to the leadership transition, Mr. Young served as the Company’s Senior Vice President of Investor Relations and Treasurer, and Mr. Murphy served as the Company’s Chief Financial Officer, Secretary and principal financial and accounting officer. Mr. Murphy will continue to serve as a member of the Board.

Mr. Young, age 62, has served as the Company’s Senior Vice President of Investor Relations and Treasurer since August 2023. From June 2022 to July 2023, Mr. Young served as President of J Young Consulting LLC, where he served as an Interim Chief Financial Officer and also provided finance organization optimization services for small to medium sized companies, primarily in the life sciences industry. Prior to that, he served in various finance roles of increasing responsibility, during a 33-year career at Abbott Laboratories, a publicly held medical device and healthcare company. Mr. Young’s most recent role at Abbott was Vice President and Chief Ethics and Compliance Officer from July 2015 to May 2021. Prior to his time at Abbott, he was a Senior Auditor at Ernst and Whinney. Mr. Young received his BBA in Accounting from St. Norbert College and is a Certified Public Accountant, State of Wisconsin.

In connection with Mr. Young’s appointment, the Company entered into an Executive Employment Agreement with Mr. Young (the “Young Employment Agreement”). Pursuant to the Young Employment Agreement, Mr. Young’s annual base salary is $420,000, and Mr. Young will be eligible to receive an annual performance bonus of a target amount equal to up to 50% of his annual base salary. Mr. Young is also eligible to participate in the Company’s benefit plans generally available to similarly situated employees.

In the event Mr. Young’s employment is terminated, he will be entitled to receive any accrued obligations, which include accrued but unpaid salary through the date of termination, unreimbursed expenses, and benefits owed to him under retirement and health plans in which he participates. In addition, Mr. Young is eligible to receive the following severance benefits under the Young Employment Agreement if his employment is terminated by the Company pursuant to a “Discharge Without Cause” (as defined in the Young Employment Agreement) or if he experiences a “Resignation For Good Reason” (as defined in the Young Employment Agreement), and provided he timely executes and does not revoke a release of claims in favor of the Company: (a) continuing payment of Mr. Young’s then-current annual base salary for six months, and (b) if Mr. Young’s “Discharge Without Cause” occurs in the fourth calendar quarter of a year and the Company achieves its financial objectives on which his bonus for that year is based, he will also be entitled to a pro rata annual bonus for such year.

Further, if Mr. Young experiences a Discharge Without Cause or Resignation for Good Reason within the one-year period following a Change of Control (as defined in the Young Employment Agreement), Mr. Young will be entitled to: (a) a lump sum payment equal to 12 months of his then annual base salary, (b) his annual bonus for the year of termination, assuming performance was met at the “target” level, (c) the cost of one year of continued medical, dental, and vision benefits at the same level as if the executive remained employed by the Company, and (d) full vesting of all outstanding stock options and other equity incentives that are subject to vesting over time and based on length of service with the Company.

Mr. Young entered into the Company’s standard form of Indemnity Agreement for officers of the Company.

There is no arrangement or understanding between Mr. Young and any other person pursuant to which he was selected as an officer of the Company, and there are no family relationships between Mr. Young and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Mr. Young has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

In connection with Mr. Murphy’s transition to Chief Manufacturing, Strategy and Business Development Officer, the Company entered into an Amended and Restated Executive Employment Agreement (the “Murphy A&R Employment Agreement”). Except for (i) the change in Mr. Murphy’s title, (ii) adjustment of Mr. Murphy’s annual base salary to $450,000, and (iii) reduction of severance pay to six months if Mr. Murphy’s employment is terminated pursuant to a Discharge Without Cause (as defined in the Murphy A&R Employment Agreement) or he resigns pursuant to a Resignation for Good Reason (as defined in the Murphy A&R Employment Agreement), the material terms of the Murphy A&R Employment Agreement are materially the same as those contained in Mr. Murphy’s Amended and Restated Executive Employment Agreement dated March 2, 2023, which terms are disclosed in Part III, Item 10 to the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on April 11, 2024.

The foregoing descriptions of the terms of the Young Employment Agreement and the Murphy A&R Employment Agreement are not complete and are qualified in their entirety by reference to the Young Employment Agreement and the Murphy A&R Employment Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively.

On January 8, 2025, the Company issued a press release announcing the above-described leadership transition, a copy of which is furnished as Exhibit 99.1.

Salary Investment Program

On January 4, 2025, the Compensation Committee confirmed, ratified and approved a salary investment program (the “Salary Investment Program”) pursuant to which executive officers of the Company could elect to reduce their annual base salary for 2025 in exchange for a grant of RSUs. The amount of base salary that an officer elects to forgo will be converted into RSUs with a grant date value equal to the amount of such salary reduction. The Company expects that the Compensation Committee will grant the RSUs to be issued pursuant to the Salary Investment Program on or about February 18, 2025. The RSUs granted pursuant to the Salary Investment Program will be subject to time-based vesting. As of December 31, 2024, executive officers of the Company had irrevocably elected to invest an aggregate of $515,052 in the Salary Investment Program.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Executive Employment Agreement, by and between the Company and James Young, dated January 6, 2025.

10.2	Amended and Restated Executive Employment Agreement, by and between the Company and Sean Murphy, dated January 6, 2025.

99.1	Press Release dated January 8, 2025.

104	Cover Page Interactive Data File.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRISALUS LIFE SCIENCES, INC.

By:	/s/ Mary Szela
Mary Szela
Chief Executive Officer

Date: January 8, 2025